                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                 FORM 8-K

                         CURRENT REPORT PURSUANT
                      TO SECTION 13 OR 15(D) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 18, 2000

                                WEBHIRE, INC.
            (Exact name of Registrant as specified in its charter)


                                   DELAWARE
         (State of other jurisdiction of incorporation or organization)


                0-20735                           04-2935271
        (Commission File Number)       (IRS Employer Identification No.)


           91 HARTWELL AVENUE
         LEXINGTON, MASSACHUSETTS                    02421
  (Address of Principal Executive Offices)         (Zip Code)

                                 781-869-5000
              (Registrant's Telephone Number, Including Area Code)


                             ----------------------
          (Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Effective as of July 18, 2000, Webhire, Inc. (the "Company") replaced Arthur Andersen LLP (the "Former Auditor"), the principal accountant previously engaged to audit the Company's financial statements, with PricewaterhouseCoopers LLP (the "New Auditor"). During the Company's two most recent fiscal years and the subsequent period, the principal accountant's report on the Company's financial statements did not contain an adverse opinion, disclaimer or qualification with respect to uncertainty, audit scope or accounting principles. During the Company's two most recent fiscal years and the subsequent period, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedures, which disagreement, if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     During the Company's two most recent fiscal years and the subsequent period prior to the appointment of the New Auditor, the Company has not consulted the New Auditor regarding either the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was either the subject of a disagreement or a reportable event.

     The change in auditors was approved by the audit committee of the Board of Directors of the Company. The Former Auditor reviewed the disclosure provided in this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        WEBHIRE, INC.


Date:  July 18, 2000

                                        By: /s/ Stephen Allison
                                           ---------------------------
                                           Stephen Allison
                                           Chief Financial Officer

July 18, 2000


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sir/Madam:

     We have read the first and third paragraphs of Item 4 included in the Form 8-K dated July 18, 2000 of Webhire, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
------------------------
Arthur Andersen LLP


cc: Mr. Stephen Allison, CFO, Webhire, Inc.